EXHIBIT 11
                                                                      Page 1 of 2
                                     THE INTERPUBLIC GROUP OF COMPANIES, INC.
                                      COMPUTATION OF EARNINGS PER SHARE <F1>
                                   (Dollars in Thousands Except Per Share Data)
                                           Year Ended December 31
                              1995          1994        1993     1992         1991
PRIMARY:
Net Income before effect of
  accounting changes         $129,812    $115,247     $125,279    $111,913     $ 94,557
Effect of accounting changes         -     (21,780)      (512)     (24,640)          -
Add:  Dividends paid net
  of related income tax
  applicable to the
  Restricted Stock Plan           427          349         311          365         282
Net income, as adjusted      $130,239     $ 93,816    $125,078     $ 87,638    $ 94,839
Weighted average number of
  common shares outstanding             75,756,630  73,363,084   72,607,363  72,168,964     70,440,108
Weighted average number of
  incremental shares in
  connection with assumued
  exercise of stock options
  based on the treasury stock
  method using average market
  price                     1,141,532    1,010,179   1,088,155    1,321,447     631,682
Weighted average number of
  incremental shares in
  connection with the
  Restricted Stock Plan
  based on the treasury
  stock method using average
  unamortized deferred
  compensation and average
  market price              1,281,910    1,197,182   1,520,003    1,484,207   1,788,296
      Total                78,180,072   75,570,445  75,215,521   74,974,618  72,860,086
Primary earnings per common
  and common equivalent
    share                       $1.66        $1.24       $1.66        $1.17       $1.30
________________________

<F1>  Restated to reflect the two-for-one stock split effected in June 1992 in the form of a 100% stock dividend.

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                                                                             EXHIBIT 11
                                                                             Page 2 of 2
                                             THE INTERPUBLIC GROUP OF COMPANIES, INC.
                                              COMPUTATION OF EARNINGS PER SHARE <F2>
                                           (Dollars in Thousands Except Per Share Data)
                                                        Year Ended December 31
                                1995           1994         1993           1992        1991
FULLY DILUTED:
Net Income before effect of
  accounting changes         $  129,812    $  115,247   $  125,279     $  111,913  $   94,557
Effect of accounting changes          -       (21,780)        (512)      (24,640)          -
After tax interest savings
  on assumed conversion of
  subordinated debentures         6,217         6,074        5,941          4,385          -
Add:  Dividends paid net of
  related income tax applicable
  to the Restricted Stock
  Plan                              461           366          330            375         308
Net income, as adjusted      $  136,490    $   99,907   $  131,038     $   92,033  $   94,865
Weighted average number of
  common shares outstanding  75,756,630    73,363,084   72,607,363     72,168,964  70,440,108
Assumed conversion of
  subordinated debentures     3,002,130     3,002,130    3,002,130      2,251,598          -
Weighted average number of
  incremental shares in connection
  with assumed exercise of stock
  options based on year-end market
  price when higher than average
  market prices and market prices
  on dates of exercise and
  termination                 1,281,282     1,015,837    1,097,745      1,333,738     743,142
Weighted average number of
  incremental shares in connection
  with the Restricted Stock Plan
  based on ending unamortized
  deferred compensation and
  ending or average market price,
  whichever is higher         1,386,711     1,247,564    1,598,026      1,525,738   1,929,348
          Total              81,426,753    78,628,615   78,305,264     77,280,038  73,112,598
Fully diluted earnings per common
  common equivalent share         $1.68         $1.27        $1.67          $1.19       $1.30
_________________________

<F2> Restated to reflect the two-for-one stock split effected in June 1992 in the form of a 100%
      stock dividend.

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